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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)     JUNE 13, 1999
                                                 -------------------------------


                           ABACUS DIRECT CORPORATION
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               (Exact name of registrant as specified in charter)



         DELAWARE                       0-28834                84-1118166
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(State or other jurisdiction          (Commission            (IRS Employer
     of incorporation)                File Number)         Identification No.)



11101 WEST 120TH AVENUE, BROOMFIELD, COLORADO                        80021
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(Address of principal executive offices)                           (Zip Code)




Registrant's telephone number, including area code  (303) 410-2800
                                                   -----------------------------


8774 YATES DRIVE, WESTMINSTER, COLORADO                                 80030
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         (Former name or former address, if changed since last report.)



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ITEM 5   OTHER EVENTS

         On June 13, 1999, Abacus Direct Corporation, a Delaware corporation ("Abacus") entered into an Agreement and Plan of Merger and Reorganization (the "Merger Agreement") with DoubleClick, Inc., a Delaware corporation ("DoubleClick"), pursuant to which DoubleClick has agreed to acquire Abacus. A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and incorporated herein by reference. The acquisition is to be effected through the issuance of
1.05 shares of DoubleClick common stock in exchange for each share of common stock of Abacus outstanding immediately prior to the consummation of the transaction and the assumption of Abacus' stock options outstanding at the effective date of the merger, based on such exchange ratio. Upon consummation of the transaction the stockholders of Abacus will own approximately 20.5% of the issued and outstanding common stock of DoubleClick. The amount of such consideration was determined based upon arm's-length negotiations between DoubleClick and Abacus. The Merger Agreement also provides for the payment by Abacus to DoubleClick under certain circumstances of a fee (the "Termination Fee") of $30 million plus a maximum of $2.5 million in DoubleClick expenses in the event the Merger Agreement is terminated. The transaction is intended to qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and is intended to be accounted for as a pooling of interests. The consummation of the transaction is subject to the satisfaction of certain conditions, including certain regulatory approvals and the approval of the stockholders of Abacus and DoubleClick.

         In connection with the transaction, DoubleClick and Abacus also entered into a Stock Option Agreement on June 13, 1999, pursuant to which Abacus has granted to DoubleClick an option to purchase up to 1,974,516 newly-issued shares of Abacus common stock under certain circumstances similar to those requiring the payment of the Termination Fee. A copy of the Stock Option Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference. In addition, certain affiliates of Abacus have agreed to vote in favor of approval of the Merger Agreement.

         Certain of the matters discussed herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "experts", "anticipates", "intends", "plans", "believes", "estimates" and similar expressions are forward-looking statements. The actions of current and potential new competitors, changes in technology, seasonality, business cycles, new regulatory requirements, general economic and market conditions and other uncertainties and events outside Abacus' control may cause Abacus' actual results to differ from the expectations expressed in such forward-looking statements.

Item 7   FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits. The following documents are filed as exhibits to this report:

             2.1 Agreement and Plan of Merger and Reorganization dated as of June 13, 1999 by and among DoubleClick Inc., Atlanta Merger Corp. and Abacus Direct Corporation.

             10.1 Stock Option Agreement dated as of June 13, 1999 by and between DoubleClick Inc. and Abacus Direct Corporation.

             99.1   Press Release dated June 14, 1999.



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                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: June 18, 1999

                                   Abacus Direct Corporation



                                   By: /s/ Carlos E. Sala
                                       -----------------------------------------
                                           Carlos E. Sala, Senior Vice President
                                           Finance, Chief Financial Officer



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                                 EXHIBIT INDEX


                 Exhibit
                 Number         Description
                 ------         -----------


                  2.1      Agreement and Plan of Merger and Reorganization dated as of June 13,
                           1999 by and among DoubleClick Inc., Atlanta Merger Corp. and Abacus
                           Direct Corporation.

                  10.1     Stock Option Agreement dated as of June 13, 1999 by and between
                           DoubleClick Inc. and Abacus Direct Corporation.

                  99.1     Press Release dated June 14, 1999.